                                                                   EXHIBIT 10.51

                          FOURTH AMENDMENT TO RESTATED
                             SHAREHOLDERS AGREEMENT
                                       OF
                                  WEBMD, INC.

          THIS FOURTH AMENDMENT TO RESTATED SHAREHOLDERS AGREEMENT is made and entered into as of the 21st day of January, 1999.

                                 W I T N E S S E T H:

          WHEREAS, WebMD, Inc., a Georgia corporation, formerly known as Endeavor Technologies, Inc. (the "Company"), and certain shareholders of the Company are parties to that certain Restated Shareholders Agreement of the Company dated October 18, 1996, as amended by that certain First Amendment to Restated Shareholders Agreement of Endeavor Technologies, Inc., dated December 5, 1997, as amended by that certain Second Amendment to Restated Shareholders Agreement of WebMD, Inc. dated August 24, 1998, and as amended by that certain Third Amendment to Restated Shareholders Agreement of WebMD, Inc. dated September 1, 1998 (as amended, the "Restated Shareholders Agreement"), pursuant to which shareholders of the Company set forth the terms and conditions pursuant to which the Company would be organized and the business of the Company would be operated;

          WHEREAS, the Company may desire to sell to certain purchasers (the "Purchasers"), and the Purchasers may desire to acquire, shares of Series B or Series C Preferred Stock of the Company pursuant to the terms and conditions of Investment or Stock Purchase Agreements by and between the Company and such Purchasers (the "Investment Agreements");

          WHEREAS, such Purchasers may desire that the Restated Shareholders Agreement be amended;

          WHEREAS, the Restated Shareholders Agreement provides that it may be amended or modified only by a written instrument executed by parties thereto holding both (i) a majority of the issued and outstanding shares of Common Stock, without series designation, of the Company and (ii) a majority of issued and outstanding "Participating Securities" (as defined in the Restated Shareholders Agreement); and

          WHEREAS, the parties signatory hereto represent the requisite number of shares necessary to effect an amendment to the Restated Shareholders Agreement, which is amended by virtue of this Fourth Amendment;

          NOW, THEREFORE, to induce the Purchasers to enter into the Investment Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:


          1. The Restated Shareholders Agreement, in the form attached hereto as Exhibit A, is the agreement between the Company and the shareholders of the
   ---------
Company with respect to the subject matter thereof and is currently in full force and effect.

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          2.  Section 4.2 of the Restated Shareholders Agreement, which is entitled "Competition," shall not apply to any Purchaser that the Chief Executive Officer or President may designate, such designation to be evidenced conclusively by the execution of either of such officers of a joinder agreement or other similar agreement with respect to the Shareholders Agreement that specifically excludes any of such Purchasers from the operation of Section 4.2.

          3. Section 5.1(e) of the Restated Shareholders Agreement shall be deleted in its entirety and replaced with the following:

          "Notwithstanding Section 5.3 or part (d) of this Section 5.1, any Shareholder may Transfer all or any portion of any Equity Securities owned by such Shareholder (i) to such Shareholder's spouse, parents, children, or siblings, in the case of a Shareholder who is an individual, (ii) to a trust established by the Shareholder for the benefit of such Shareholder's spouse, parents, children, siblings and/or a charitable organization (as defined by Section 501(c)(3) of the Internal Revenue Code of 1986, as amended), (iii) by means of a bona fide gift to a charitable organization, (iv) to the owners of such Shareholder, in the case of a Shareholder which is a corporation, partnership or other entity, (v) to the beneficiaries or other participants upon its dissolution, if such Shareholder is a profit-sharing or other employee benefit plan, (vi) any other corporation or partnership, all of the issued and outstanding Voting Securities or voting interests of which are owned directly by the transferring Shareholder, or (vii) any other Person approved by a majority of the Shareholders, provided, that (x) the other requirements for an effective Transfer, as set forth in parts (a), (b) and (c) of this Section 5.1, are fulfilled in connection with any such Transfer described in (i) (vi) above, (y) such donee or transferee agrees to be bound by any future modifications to the Agreement and (z) any shares of Equity Securities so transferred shall remain subject to the terms of the Agreement, and for purposes of Section 5.3 hereof, such donee or transferee shall shall be treated as if a "Shareholder" and for purposes of Sections 5.4 and 5.5 hereof, the Equity Securities held by such donee or transferee shall remain subject to Sections 5.4 and 5.5 with respect to involuntary Transfers by the transferring Shareholder or the transferring Shareholder's termination of employment, respectively."

          The Company and the Shareholders hereby agree that any Transfers (as defined in the Restated Shareholders Agreement) occurring prior to the date of this Fourth Amendment which would have complied with Section 5.1(e) as amended by this Fourth Amendment had it been in effect at the time of such Transfer shall be ratified and approved, shall not be void and shall remain in full force and effect.

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          IN WITNESS WHEREOF, the parties have executed or caused to be executed this Fourth Amendment as of the day and year first written above.

                              WEBMD, INC.


                              By:  /s/ Jeffrey T. Arnold
                                   -------------------------------------
                                   Jeffrey T. Arnold
                                   Chairman and Chief Executive Officer



                              HBO & COMPANY OF GEORGIA


                              By:  /s/ Albert J. Bergonzi
                                   -------------------------------------
                                   Name:  Albert J. Bergonzi
                                          ------------------------------
                                   Title: President
                                          ------------------------------


                                   /s/ Jeffrey T. Arnold
                                   -------------------------------------
                                   JEFFREY T. ARNOLD



                              PREMIERE TECHNOLOGIES, INC.


                              By:  /s/ Patrick G. Jones
                                   -------------------------------------
                                   Name:  Patrick G. Jones
                                          ------------------------------
                                   Title: Senior Vice President
                                          ------------------------------

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